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                                                                    Exhibit 99.4

                 CONSENT OF ROBERT W. BAIRD & CO. INCORPORATED

We consent to the inclusion in the Joint Proxy Statement/Prospectus of Molecular Devices Corporation and Axon Instruments, Inc., as part of this Registration Statement on Form S-4 of Molecular Devices Corporation, of our opinion dated March 20, 2004. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         /s/ Robert W. Baird & Co. Incorporated
                                         --------------------------------------
                                         Robert W. Baird & Co. Incorporated

April 23, 2004